UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2017

PINGTAN MARINE ENTERPRISE LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-35192	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18/F, Zhongshan Building A No. 154 Hudong Road Fuzhou, PRC	350001
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 86-10-6569-3988

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Presented below are the voting results for the proposals, described in detail in the Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on November 9, 2017 (the "Proxy Statement") of Pingtan Marine Enterprise Ltd., a Cayman Islands company (the "Company" or "our"), the relevant portions of which are incorporated herein by reference, submitted to our members at our Annual General Meeting of Members held on December 13, 2017 ("Annual General Meeting").

At the Annual General Meeting, members representing 52,753,055 ordinary shares, or 66.73% of the 79,055,053 ordinary shares outstanding on the record date of October 18, 2017, were present in person or by proxy, constituting a quorum for the purposes of the Annual General Meeting.

Proposal No. 1.	The following Class B nominee was elected by at least a simple majority of the shares present in person or represented by proxy at the Annual General Meeting to serve on the board of directors for a three year term expiring at our 2020 annual general meeting of members with the following vote:

	Director Nominee	Votes For	Votes Withheld	Broker Non-votes
	Lin Bao	44,379,261	80,336	8,293,458

Proposal No. 2.	The compensation of our executive officers was approved, in a non-binding advisory vote, by the affirmative vote of at least a simple majority of the votes cast with the following vote:

	For	Against	Abstain	Broker Non-votes
	44,429,175	15,884	14,538	8,293,458

Proposal No. 3.	The appointment of BDO China Shu Lun Pan Certified Public Accountants LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017, was ratified by the affirmative vote of at least a simple majority of the votes cast with the following vote:

	For	Against	Abstain	Broker Non-votes
	52,425,225	235,286	92,544	-

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pingtan Marine Enterprise Ltd.

	By:	/s/ Roy Yu
Date: December 15, 2017		Name: Roy Yu Title: Chief Financial Officer

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